FINANCE OF AMERICA REPORTS THIRD QUARTER 2023 RESULTS
– Increased funded volumes in Reverse by 18% quarter over quarter –
– Reduced corporate overhead expenses by 17% quarter over quarter –
– Finished the third quarter of 2023 with over 37% share of HECM Reverse market(1) –

Plano, Texas (November 7, 2023): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a modern retirement solutions platform, reported financial results for the quarter ended September 30, 2023.

Third Quarter 2023 Highlights
•Net loss from continuing operations of $172 million primarily due to non-cash, negative fair value changes on long-term assets and liabilities.
•For the quarter, the Company recognized an adjusted net loss(2) of $25 million or $0.11 per share as it absorbed additional losses on the Home Improvement platform and downward pressure on margins.
•Completed the sale of the operational assets of the Home Improvement platform on September 15, 2023.
•Completed the transition of the Company’s offshore fulfillment services platform in September 2023.
•During the third quarter of 2023, our subsidiary, Finance of America Reverse maintained over 37% share of the HECM Reverse market.(1)
(1) Source: https://www.newviewadvisors.com/commentary/2023q3-hmbs-issuer-league-tables-flatline/; measured by HMBS issuance
(2) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Graham A. Fleming, Chief Executive Officer commented, “Finance of America remains the preeminent provider of modern retirement solutions focused on the home. During the quarter, we continued to execute against our strategic plan and lead the way in helping homeowners 55 and older benefit from their growing home equity.”

(unaudited)
Third Quarter Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)			Variance (%)
	Q3’23	Q2’23	Q3'23 vs Q2’23	Q3’22	Q3'23 vs Q3'22	YTD 2023	YTD 2022	2023 vs 2022
Funded volume	$512	$447	15%	$1,204	(57)%	$1,315	$4,374	(70)%
Total revenues	(70)	(112)	38%	(38)	(84)%	(41)	(12)	(242)%
Total expenses and other, net	102	112	(9)%	72	42%	296	280	6%
Pre-tax loss from continuing operations	(173)	(224)	23%	(113)	(53)%	(338)	(295)	(15)%
Net loss from continuing operations	(172)	(221)	22%	(105)	(64)%	(338)	(277)	(22)%
Adjusted net income (loss)(1)	(25)	(26)	4%	16	(256)%	(66)	61	(208)%
Adjusted EBITDA(1)	(25)	(26)	4%	30	(183)%	(63)	108	(158)%
Basic net loss per share	$(0.74)	$(0.91)	19%	$(0.25)	(196)%	$(1.57)	$(0.81)	(94)%
Diluted net loss per share(2)	$(0.74)	$(0.91)	19%	$(0.46)	(61)%	$(1.57)	$(1.21)	(30)%
Adjusted earnings (loss) per share(1)	$(0.11)	$(0.12)	8%	$0.09	(222)%	$(0.31)	$0.32	(197)%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated on an if-converted basis except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)	September 30,	June 30,	Variance (%)
	2023	2023	Q3 2023 vs. Q2 2023
Cash and cash equivalents	$66	$56	18%
Securitized loans held for investment (HMBS & nonrecourse)	25,098	24,812	1%
Total assets	26,397	26,549	(1)%
Total liabilities	26,294	26,275	—%
Total equity	104	274	(62)%

•Ended the third quarter with cash and cash equivalents from continuing operations of $66 million. The increase in cash was attributable to proceeds from recent transactions partially offset by operational losses and continued de-levering of the balance sheet.
•Securitized loans held for investment (HMBS & nonrecourse) increased 1% as new production was offset by the change in fair value related to market rates and spreads.
•Total assets decreased 1% in line with the change in assets from discontinued operations.

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q3'23	Q2'23	Q3'23 vs Q2'23	Q3'22	Q3'23 vs Q3'22	YTD 2023	YTD 2022	2023 vs 2022
Funded volume	$512	$447	15%	$1,204	(57)%	$1,315	$4,374	(70)%
Total revenue	40	41	(2)%	75	(47)%	107	268	(60)%
Pre-tax income (loss)	(20)	(18)	(11)%	32	(163)%	(47)	130	(136)%
Adjusted net income (loss)	(6)	(5)	(20)%	32	(119)%	(10)	119	(108)%
•Funded volume increased 15% quarter over quarter as the investment in the retail platform and integration of American Advisors Group platform met the continued demand for the reverse mortgage loan product. Within our Reverse business, funded volume increased to $470 million, or up 18% from the prior quarter.
•Third quarter revenue decreased 2% from second quarter to $40 million as higher volumes were offset by increased pressure on margins due to the rising interest rate environment.

Portfolio Management
The Portfolio Management segment generates revenue and earnings in the form of gain on sale of loans, fair value gains or losses, interest income, servicing income, fees for underwriting, advisory and valuation services and other ancillary fees.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q3’23	Q2’23	Q3'23 vs Q2'23	Q3'22	Q3'23 vs Q3'22	YTD 2023	YTD 2022	2023 vs 2022
Assets under management	$26,023	$26,064	—%	$19,871	31%	$26,023	$19,871	31%
Assets excluding HMBS and nonrecourse obligations	1,232	1,605	(23)%	2,560	(52)%	1,232	2,560	(52)%
Total revenue	(103)	(146)	29%	(104)	1%	(125)	(252)	50%
Pre-tax loss	(124)	(168)	26%	(135)	8%	(193)	(352)	45%
Adjusted net income	—	1	(100)%	4	(100)%	7	9	(22)%

•Third quarter revenue was materially impacted by negative non-cash fair value adjustments on assets held for investment and related liabilities, as we updated model assumptions to account for changes in market interest rates, home price appreciation and credit spreads during the quarter.
•Excluding these adjustments, the segment was break-even for the quarter.

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q3'23	Q2'23	Q3'22	YTD 2023	YTD 2022
Reconciliation of net loss from continuing operations to adjusted net income (loss) and adjusted EBITDA
Net loss from continuing operations	$(172)	$(221)	$(105)	$(338)	$(277)
Add back: Benefit for income taxes	1	3	8	1	18
Net loss from continuing operations before taxes	(173)	(224)	(113)	(338)	(295)
Adjustments for:
Changes in fair value(2)	120	171	116	197	323
Amortization and impairment of intangible assets(3)	9	9	13	28	32
Share-based compensation(4)	3	3	4	11	14
Certain non-recurring costs(5)	6	4	2	12	10
Adjusted net income (loss) before taxes	(34)	(36)	22	(90)	84
Benefit (provision) for income taxes(6)	8	10	(6)	24	(23)
Adjusted net income (loss)	(25)	(26)	16	(66)	61
Provision (benefit) for income taxes(6)	(8)	(10)	6	(24)	23
Depreciation	1	3	1	5	3
Interest expense on non-funding debt	8	8	7	23	21
Adjusted EBITDA	$(25)	$(26)	$30	$(63)	$108
OTHER KEY METRICS
Cash paid for income taxes	$—	$—	$—	$—	$—

($ amounts in millions except shares and $ per share)	Q3'23	Q2'23	Q3'22	YTD 2023	YTD 2022
GAAP PER SHARE MEASURES
Net loss from continuing operations attributable to controlling interest	$(65)	$(80)	$(16)	$(125)	$(50)
Weighted average outstanding share count	87,726,231	87,409,861	62,804,809	79,804,493	61,993,353
Basic net loss per share from continuing operations	$(0.74)	$(0.91)	$(0.25)	$(1.57)	$(0.81)
If-converted method net loss from continuing operations	$(65)	$(80)	$(87)	$(125)	$(228)
Weighted average diluted share count	87,726,231	87,409,861	187,877,936	79,804,493	188,375,945
Diluted net loss per share from continuing operations(7)	$(0.74)	$(0.91)	$(0.46)	$(1.57)	$(1.21)

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$(25)	$(26)	$16	$(66)	$61
Weighted average share count	229,166,288	228,997,995	187,877,936	215,597,172	188,375,945
Adjusted earnings (loss) per share	$(0.11)	$(0.12)	$0.09	$(0.31)	$0.32
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, contingent earnout, warrant liability, and minority investments.
(3) Includes amortization and impairment of intangibles recognized from the business combination with Replay Acquisition Corp. (“Replay”) recognized during the periods presented.

(unaudited)
(4) Funded 85% by the non-controlling shareholders.
(5) Certain non-recurring costs relate to various one-time expenses and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include certain one-time charges including amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture related expenses, and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).
(7) Calculated on an if-converted basis except when anti-dilutive.

(unaudited)
Adjusted Net Income by Segment (Continuing Operations)

For the three months ended September 30, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax loss	$(20)	$(124)	$(28)	$(173)
Adjustments for:
Changes in fair value(2)	—	124	(4)	120
Amortization of intangible assets(3)	9	—	—	9
Share-based compensation(4)	1	—	2	3
Certain non-recurring costs(5)	1	—	4	6
Adjusted net loss before taxes	$(8)	$—	$(26)	$(34)
Benefit for income taxes(6)	(2)	—	(6)	(8)
Adjusted net loss	$(6)	$—	$(19)	$(25)
Weighted average share count	229,166,288	229,166,288	229,166,288	229,166,288
Adjusted loss per share	$(0.03)	$—	$(0.08)	$(0.11)

For the three months ended June 30, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax loss	$(18)	$(168)	$(38)	$(224)
Adjustments for:
Changes in fair value(2)	—	169	2	171
Amortization of intangible assets(3)	9	—	—	9
Share-based compensation(4)	1	—	2	3
Certain non-recurring costs(5)	1	—	3	4
Adjusted net income (loss) before taxes	$(7)	$1	$(31)	$(36)
Benefit for income taxes(6)	(2)	—	(8)	(10)
Adjusted net income (loss)	$(5)	$1	$(23)	$(26)
Weighted average share count	228,997,995	228,997,995	228,997,995	228,997,995
Adjusted earnings (loss) per share	$(0.02)	$0.01	$(0.10)	$(0.12)

(unaudited)

For the three months ended September 30, 2022
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$32	$(135)	$(10)	$(113)
Adjustments for:
Changes in fair value(2)	—	136	(20)	116
Amortization and impairment of intangible assets(3)	9	4	—	13
Share-based compensation(4)	2	—	2	4
Certain non-recurring costs(5)	—	—	1	2
Adjusted net income (loss) before taxes	$43	$5	$(26)	$22
Provision (benefit) for income taxes(6)	11	1	(7)	6
Adjusted net income (loss)	$32	$4	$(19)	$16
Weighted average share count	187,877,936	187,877,936	187,877,936	187,877,936
Adjusted earnings (loss) per share	$0.17	$0.02	$(0.10)	$0.09

For the nine months ended September 30, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax loss	$(47)	$(193)	$(98)	$(338)
Adjustments for:
Changes in fair value(2)	—	200	(3)	197
Amortization of intangible assets(3)	28	—	—	28
Share-based compensation(4)	3	1	7	11
Certain non-recurring costs(5)	3	1	8	12
Adjusted net income (loss) before taxes	$(13)	$9	$(85)	$(90)
Provision (benefit) for income taxes(6)	(3)	2	(23)	(24)
Adjusted net income (loss)	$(10)	$7	$(62)	$(66)
Weighted average share count	215,597,172	215,597,172	215,597,172	215,597,172
Adjusted earnings (loss) per share	$(0.05)	$0.03	$(0.29)	$(0.31)

(unaudited)

For the nine months ended September 30, 2022
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$130	$(352)	$(73)	$(295)
Adjustments for:
Changes in fair value(2)	—	357	(34)	323
Amortization and impairment of intangible assets(3)	28	4	—	32
Share-based compensation(4)	6	2	7	14
Certain non-recurring costs(5)	(3)	1	12	10
Adjusted net income (loss) before taxes	$161	$12	$(88)	$84
Provision (benefit) for income taxes(6)	42	3	(22)	23
Adjusted net income (loss)	$119	$9	$(66)	$61
Weighted average share count	188,375,945	188,375,945	188,375,945	188,375,945
Adjusted earnings (loss) per share	$0.63	$0.05	$(0.35)	$0.32
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, contingent earnout, warrant liability, and minority investments.
(3) Includes amortization and impairment of intangibles recognized from the business combination with Replay recognized during the periods presented.
(4) Funded 85% by the non-controlling shareholders.
(5) Certain non-recurring costs relate to various one-time expenses and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include certain one-time charges including amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture related expenses, and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Condensed Consolidated Statements of Financial Condition (In thousands, except share data) (Unaudited)

	September 30, 2023	June 30, 2023
ASSETS
Cash and cash equivalents	$66,341	$55,591
Restricted cash	216,273	265,542
Loans held for investment, subject to HMBS related obligations, at fair value	17,185,552	16,883,718
Loans held for investment, subject to nonrecourse debt, at fair value	7,912,759	7,928,414
Loans held for investment, at fair value	467,319	685,033
Loans held for sale, at fair value	23,956	53,500
MSR, at fair value	7,944	9,456
Fixed assets and leasehold improvements, net	8,055	8,196
Intangible assets, net	269,228	278,525
Other assets, net	231,679	256,289
Assets of discontinued operations	8,356	124,406
TOTAL ASSETS	$26,397,462	$26,548,670

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$16,978,168	$16,665,535
Nonrecourse debt, at fair value	7,812,570	7,796,545
Other financing lines of credit	852,813	1,072,113
Payables and other liabilities	220,818	273,839
Notes payable, net (includes amounts due to related parties of $59,130 and $59,580, respectively)	411,124	411,784
Liabilities of discontinued operations	18,360	55,119
TOTAL LIABILITIES	26,293,853	26,274,935

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 92,038,371 and 91,886,418 shares issued, respectively, and 87,779,871 and 87,627,918 shares outstanding, respectively	9	9
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 15 and 15 shares issued and outstanding, respectively	—	—
Additional paid-in capital	940,717	935,911
Accumulated deficit	(775,744)	(710,381)
Accumulated other comprehensive loss	(221)	(254)
Noncontrolling interest	(61,152)	48,450
TOTAL EQUITY	103,609	273,735
TOTAL LIABILITIES AND EQUITY	$26,397,462	$26,548,670

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Condensed Consolidated Statements of Operations (In thousands, except share data) (Unaudited)

	Q3'23	Q2'23	Q3'22	YTD 2023	YTD 2022
REVENUES
Loss on sale and other income from loans held for sale, net	$(6,984)	$(4,054)	$(6,508)	$(23,464)	$(242)
Net fair value gains (losses) on loans and related obligations	(53,135)	(93,133)	(10,244)	30,126	(5,109)
Fee income	13,201	13,824	10,212	33,377	72,225
Net interest expense:
Interest income	4,443	3,200	2,527	9,734	5,320
Interest expense	(27,965)	(31,734)	(33,534)	(91,255)	(84,039)
Net interest expense	(23,522)	(28,534)	(31,007)	(81,521)	(78,719)
TOTAL REVENUES	(70,440)	(111,897)	(37,547)	(41,482)	(11,845)

EXPENSES
Salaries, benefits, and related expenses	48,557	51,098	45,788	140,469	163,691
Occupancy, equipment rentals, and other office related expenses	2,097	2,554	1,576	6,560	5,465
General and administrative expenses	54,772	56,353	44,987	152,179	148,042
TOTAL EXPENSES	105,426	110,005	92,351	299,208	317,198
IMPAIRMENT OF INTANGIBLES AND OTHER ASSETS	(558)	—	(3,800)	(558)	(3,800)
OTHER, NET	3,853	(1,937)	20,468	2,852	37,606
NET LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(172,571)	(223,839)	(113,230)	(338,396)	(295,237)
Benefit for income taxes from continuing operations	(103)	(3,215)	(8,491)	(786)	(18,414)
NET LOSS FROM CONTINUING OPERATIONS	(172,468)	(220,624)	(104,739)	(337,610)	(276,823)
NET LOSS FROM DISCONTINUED OPERATIONS	(2,464)	(1,857)	(196,961)	(45,211)	(256,695)
NET LOSS	(174,932)	(222,481)	(301,700)	(382,821)	(533,518)
Noncontrolling interest	(109,569)	(143,341)	(217,214)	(241,372)	(399,859)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(65,363)	$(79,140)	$(84,486)	$(141,449)	$(133,659)

EARNINGS PER SHARE
Basic weighted average shares outstanding	87,726,231	87,409,861	62,804,809	79,804,493	61,993,353
Basic net loss per share from continuing operations	$(0.74)	$(0.91)	$(0.25)	$(1.57)	$(0.81)
Basic net loss per share from discontinued operations	$(0.01)	$(0.00)	$(1.10)	$(0.20)	$(1.35)
Diluted weighted average shares outstanding	87,726,231	87,409,861	187,877,936	79,804,493	188,375,945
Diluted net loss per share from continuing operations	$(0.74)	$(0.91)	$(0.46)	$(1.57)	$(1.21)
Diluted net loss per share from discontinued operations	$(0.01)	$(0.00)	$(0.88)	$(0.20)	$(1.13)

Webcast and Conference Call
Management will host a webcast and conference call on Tuesday, November 7th at 5:00 pm Eastern Time to discuss the Company’s results for the third quarter ended September 30, 2023. A copy of this press release will be posted prior to the call under the “Investors” section on Finance of America’s website at https://www.financeofamerica.com/investors.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://www.financeofamerica.com/investors. The conference call can also be accessed by dialing the following:
a.1-888-414-4458 (Domestic)
b.1-646-960-0166 (International)
c.Conference ID: 5714344

Replay
A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call through November 22, 2023. To access the replay, dial 1-800-770-2030 (United States) or 1-647-362-9199 (International). The replay pin number is 5714344. The replay can also be accessed on the “Investors” section of the Company's website at https://www.financeofamerica.com/investors.

About Finance of America
Finance of America (NYSE: FOA) is a modern retirement solutions platform that provides customers with access to an innovative range of retirement offerings centered on the home. In addition, FOA offers capital markets and portfolio management capabilities to optimize distribution to investors. FOA is headquartered in Plano, Texas. For more information, please visit www.financeofamerica.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that our actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the transformation of our business from a vertically-integrated, diversified lending platform to a modern retirement solutions platform, with access to an innovative range of retirement offerings centered on the home; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business, and our ability to comply with our debt agreements and pay down our substantial debt; our recently closed asset acquisition from American Advisors Group and sale of our Commercial Originations and Lender Services businesses, and their respective expected benefits and increased liquidity, anticipated cost savings and financial and accounting impact; our ability to successfully and timely integrate the business of American Advisors Group into the legacy business of the Company; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors in our business markets and worldwide financial markets, including a sustained period of higher interest rates and increased instability in the banking sector as a result of several recent bank failures; our ability to respond to significant changes in prevailing interest rates and to resume profitable business operations; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse servicing operations; our ability to manage changes in our licensing status, business relationships, or servicing guidelines with Ginnie Mae, HUD or other governmental entities; our geographic market concentration if the economic conditions in our current markets should decline or as a result of natural disasters; our use of estimates in measuring or determining the fair value of the majority of our financial assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if they prove to be incorrect; our ability to manage various legal proceedings and compliance matters, federal or state governmental examinations and enforcement investigations we are subject to from time to time, including consumer protection laws applicable to reverse mortgage lenders, which may be highly complex and slow to develop, and results are difficult to predict or estimate; our ability to prevent cyber intrusions and mitigate cyber risks; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; our “controlled company” status under New York Stock Exchange rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections; and our common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all.
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be achieved. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including Adjusted Net Income, Adjusted EBITDA, and Adjusted Earnings per Share.
We define Adjusted Net Income as net income adjusted for change in fair value of loans and securities held for investment and related obligations due to assumption changes, change in fair value of deferred purchase price obligations (including earnouts and TRA obligations), contingent earnout, warrant liability, and minority investments, amortization and other impairments, equity-based compensation, and certain non-recurring costs.
We define Adjusted EBITDA as Adjusted Net Income (defined above) adjusted for taxes, interest on non-funding debt and depreciation.
We define Adjusted Earnings Per Share as Adjusted Net Income (defined above) divided by our weighted average share count, which includes our outstanding Class A Common Stock shares plus Finance of America Equity Capital LLC’s Class A LLC units owned by our noncontrolling interests on an if-converted basis.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternate to (i) net income (loss) or any other performance measures determined in accordance with GAAP or (ii) operating cash flows determined in accordance with GAAP. Adjusted Net Income, Adjusted EBITDA, and Adjusted Earnings per Share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of these metrics relate to the variability of: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, Adjusted Net Income, Adjusted EBITDA, and Adjusted Earnings per Share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to stockholders. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP financial measures only as a supplement. Users of our interim unaudited consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures, which are not necessarily indicative of the results that may be expected for any future period of for the full year.

Contacts:
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